CONTRACT

                  CONTRACT (this "Contract"), dated as of June 16, 1999, between MASAHARU ISOGAI, as consultant and senior advisor (the "Senior Advisor"), and THE TALBOTS, INC., a Delaware corporation (the "Company").

                                   WITNESSETH

                  WHEREAS, the Senior Advisor and the Company are parties to a contract dated as of November 18, 1993 (the "Consulting Contract"); and

                  WHEREAS, both the Senior Advisor and the Company wish to terminate the Consulting Contract.

                  NOW,    THEREFORE,    in    consideration    of   the   mutual
representations, warranties, covenants and undertakings herein set forth, the parties hereto agree as follows:

                  1. The Consulting Contract shall be terminated effective as of October 30, 1999, and, except as provided therein, shall have no further force or effect.

                  IN WITNESS WHEREOF, the parties have duly executed this Contract as of the date first written above.

                            THE TALBOTS, INC.


/s/ Masaharu Isogai         By:  /s/ Arnold B. Zetcher
--------------------             ----------------------
Masaharu Isogai                  Arnold B. Zetcher
                                 President and Chief  Executive Officer